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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation in this Form 11-K of our report dated June 16, 2000. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.



                                    ARTHUR ANDERSEN LLP


Roseland, New Jersey

June 28, 2000

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